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                                                     EXHIBIT (h)(2)(K)



              ADDENDUM TO ORGANIZATIONAL AGREEMENT
              ------------------------------------

     The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed Services, Inc. ("DSI"), and Golden American Life Insurance Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational Agreement dated March 20, 1991 and Addenda to the Organizational Agreement dated October 1, 1993, November 7, 1994, December 29, 1995, March 4, 1997, August 19,
1997 and February 16, 1999 is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 15th day of June 1999.

                          WITNESSETH:
                          -----------
     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

     WHEREAS, the Trust has established three new series designated as the Investors Series, the All Cap Series and the Large Cap Growth Series; and

     WHEREAS, the Trust and Golden American desire that the All Cap Series, the Large Cap Growth Series and the Investors Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden American;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1.        The Investors Series, the All Cap Series and the
     Large Cap Growth Series, together with all other Series listed on Exhibit B to the Organizational Agreement, shall be series under the Organizational Agreement.

     2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.

                                   THE GCG TRUST

                                  By:/s/Myles R. Tashman
                                     ---------------------------
                                  Title: Secretary
                                        ------------------------

                                   DIRECTED SERVICES, INC.

                                  By:/s/David L. Jacobson
                                     ---------------------------
                                  Title: SVP
                                        ------------------------

                                   GOLDEN AMERICAN
                                   LIFE INSURANCE COMPANY

                                  By:/s/David L. Jacobson
                                     ---------------------------
                                  Title: SVP
                                        ------------------------




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                           EXHIBIT B


     The Series of The GCG Trust, as described in the attached
Organizational Agreement, are as follows:

                    Equity Income Series [formerly Multiple Allocation Series] Fully Managed Series
                    Limited Maturity Bond Series
                    Hard Assets Series
                    Real Estate Series
                    All-Growth Series
                    Liquid Asset Series
                    Capital Appreciation Series
                    Rising Dividends Series
                    Emerging Markets Series
                    Market Manager Series
                    Value Equity Series
                    Strategic Equity Series
                    Small Cap Series
                    Mid-Cap Growth Series
                    Total Return Series
                    Research Series
                    Capital Growth Series [formerly Growth & Income Series] Growth Series [formerly Value + Growth Series]
                    Global Fixed Income Series
                    Growth Opportunities Series
                    Developing World Series
                    International Equity Series
                    Large Cap Value Series
                    All Cap Fund Series
                    Investors Series


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